UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12

PENWEST PHARMACEUTICALS CO.
(Name of Registrant as Specified In Its Charter)

TANG CAPITAL PARTNERS, LP
TANG CAPITAL MANAGEMENT, LLC
KEVIN C. TANG
PERCEPTIVE LIFE SCIENCES MASTER FUND LTD.
PERCEPTIVE ADVISORS LLC
JOSEPH EDELMAN
ANDREW D. LEVIN, M.D., PH.D.

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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On June 8, 2009, Tang Capital Partners, LP and Perceptive Life Sciences Master Fund Ltd. issued the following press release:

FOR IMMEDIATE RELEASE

TANG CAPITAL AND PERCEPTIVE URGE ALL PENWEST SHAREHOLDERS
TO VOTE TODAY AND VOTE FOR CHANGE AT PENWEST
PHARMACEUTICALS CO.

Tang Capital and Perceptive Recommend All Shareholders Vote FOR Their Nominees and
Proposals on the GOLD Proxy Card Today

SAN DIEGO & NEW YORK – June 8, 2009 – Tang Capital Partners, LP and Perceptive Life Sciences Master Fund Ltd. urge all shareholders of Penwest Pharmaceuticals Co. (NASDAQ: PPCO) to vote the GOLD proxy card in favor of ALL of their director nominees and shareholder proposals at Penwest’s 2009 annual meeting of shareholders, to be held on June 10, 2009 at 10:00AM ET.  Tang Capital and Perceptive urge shareholders to disregard any white proxy cards received from the Company.

Three leading independent proxy advisory firms, PROXY Governance, Inc., RiskMetrics Group, Inc. and Glass Lewis & Co., have unanimously recommended that Penwest shareholders vote the GOLD proxy card and not management’s white proxy card.

Tang Capital and Perceptive together own 41.5% of the Company’s common stock.  Kevin C. Tang of Tang Capital commented, “As representatives of Penwest’s two largest shareholders, we have one interest in mind, and that is to maximize long-term value at Penwest so that we can maximize the return on our and your investment.  We urge you to vote for both our nominees and our proposals so that we will have the tools to serve you, our fellow shareholders, best.”

Penwest’s 2009 annual meeting is just two days away, so time is of the essence!  In order to vote, please follow these instructions:

Vote online:

1.	Obtain your GOLD proxy card. If you cannot find your GOLD proxy card, please call your bank or broker.
2.	Go to www.penwestchange.com and click on the “VOTE NOW” button on the left side menu.
3.	Follow the instructions that will appear to place your vote.

Vote by telephone:

1.	Obtain your GOLD proxy card. If you cannot find your GOLD proxy card, please call your bank or broker.
2.	Locate your 12-digit control number on the bottom left corner of the GOLD proxy card.
3.	Call (800) 454-8683.
4.	When prompted, enter your 12-digit control number.
5.	Follow the recorded instructions to place your vote.

Tang Capital and Perceptive thank all shareholders for their support and urge them to vote the GOLD proxy card in favor of their nominees and proposals today!  Every vote is important.  Regardless of the number of shares you own, we urge you to support our nominees and proposals.  Even if you have already voted using management’s proxy card, you have the right to change your vote simply by executing and submitting the GOLD proxy card, as only the latest-dated proxy card will count.  Voting by telephone or internet is more likely to ensure that your votes will be counted.

For more information on our nominees and proposals, please visit www.penwestchange.com.  If you have any questions or require assistance voting your GOLD proxy card, please call The Altman Group at (866) 620-7619.

* * *

ABOUT TANG CAPITAL PARTNERS, LP

Tang Capital Partners, LP is an investment fund that invests in health care companies.  Tang Capital Partners, LP and its affiliates currently own 21.1% of the outstanding common stock of Penwest Pharmaceuticals Co.

ABOUT PERCEPTIVE LIFE SCIENCES MASTER FUND LTD.

Perceptive Life Sciences Master Fund Ltd. is an investment fund that invests in life sciences companies.  Perceptive Life Sciences Master Fund Ltd. currently owns 20.5% of the outstanding common stock of Penwest Pharmaceuticals Co.

Important Information

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT RELATED TO THE SOLICITATION OF PROXIES BY TANG CAPITAL PARTNERS, LP, TANG CAPITAL MANAGEMENT, LLC, PERCEPTIVE LIFE SCIENCES MASTER FUND LTD., PERCEPTIVE ADVISORS LLC, KEVIN C. TANG, JOSEPH EDELMAN AND ANDREW LEVIN, M.D., PH.D.  FROM THE STOCKHOLDERS OF PENWEST PHARMACEUTICALS CO. FOR USE AT ITS ANNUAL MEETING BECAUSE IT CONTAINS IMPORTANT INFORMATION.  THE PROXY STATEMENT, ALONG WITH OTHER RELEVANT DOCUMENTS, ARE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S ("SEC") WEBSITE AT HTTP://WWW.SEC.GOV AND AT WWW.SHAREHOLDERMATERIAL.COM/PENWESTCHANGE.  IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. INFORMATION ABOUT THE PARTICIPANTS IN THE PROXY SOLICITATION IS CONTAINED IN THE PROXY STATEMENT.

Contact Information:

Kevin C. Tang
Tang Capital Management, LLC
(858) 200-3830

Joseph Edelman
Perceptive Advisors LLC
(646) 205-5320

Peter J. Casey
The Altman Group
(866) 620-7619

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